Section 1350 Certifications

CERTIFICATE OF CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

               I, Gordon Samson, Chief Financial Officer, Director and principal accounting officer of CYOP Systems International Inc., certify that the Quarterly Report on Form 10-QSB (the "Report") for the quarter ended March 31, 2005, filed with the Securities and Exchange Commission on the date hereof:

(i)	fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(iii)	the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of CYOP Systems International Inc.

By:	/s/ Gordon Samson
CFO and a member of the Board of Directors
(who also performs the function of principal
accounting officer)

A signed original of this written statement required by Section 906 has been provided to CYOP Systems International Inc., and will be retained by CYOP Systems International Inc., and furnished to the Securities and Exchange Commission or its staff upon request.